Exhibit 99.1

NEWS RELEASE
For Immediate Release:
November 6, 2023
Sterling Reports Third Quarter 2023 Results and Increases 2023 Full Year Guidance
THE WOODLANDS, TX – November 6, 2023 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the third quarter 2023.
The financial information herein is from continuing operations and comparisons are to the prior year quarter, unless otherwise noted.
Third Quarter 2023 Results
•Revenues of $560.3 million, an increase of 13.7%
•Gross margin of 16.4%, an increase from 16.1%
•Net Income of $39.4 million, or $1.26 per diluted share, an increase of 28% and 25%, respectively
•EBITDA(1) of $71.2 million, an increase of 15.7%
•Cash flows from operations totaled $331.2 million for the nine months ended September 30, 2023
•Cash and Cash Equivalents totaled $409.4 million at September 30, 2023
•Backlog at September 30, 2023 was $2.01 billion, an increase of 42% over December 31, 2022
•Combined backlog(2) at September 30, 2023 was $2.39 billion, an increase of 41% over December 31, 2022
CEO Remarks and Outlook
“In the third quarter, we surpassed our internal projections by delivering diluted EPS of $1.26, a 25% increase from the corresponding period last year. As a result, we are raising our diluted EPS guidance to $4.10 to $4.23 from $4.00 to $4.20. Our quarter-end backlog of over $2 billion, a 42% increase from year-end 2022 levels, supports our expectation for continued momentum in 2024. We had another excellent quarter for cash flow generation, bringing our year to date cash flow from operations to $331 million. We remain very well positioned to grow the business through both organic initiatives and acquisitions,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“The drivers of multi-year profitability growth across each of our business segments remain strong. Our E-Infrastructure Solutions backlog of $891 million at quarter end reflects a 48% increase from year-end 2022 levels. The next generation manufacturing and data center markets remain extremely active, and our large projects in the Southeast are on track and executing well. We did, however, se~~e~~ a slight decline in revenue and margins due to delays of new project starts and the continued softness in e-commerce and small warehouse markets in the Northeast. Transportation Solutions had an excellent quarter, with revenue growth of 23% and operating margin expansion of 130 basis points. We are seeing broad-based demand across our Transportation Solutions footprint and end markets. Building Solutions revenue grew 41% in the quarter, including 29% organic growth, and operating income increased 38% driven by strength in both residential and commercial,” continued Mr. Cutillo.
“We remain steadfast in our commitments to maintain operational excellence and drive consistent earnings and cash flow growth. Our record backlog position and visibility into the fourth quarter give us confidence in our ability to deliver on our increased guidance for the year,” Mr. Cutillo concluded.
(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes. The Company defines Adjusted EBITDA as EBITDA excluding acquisition related costs. See the “Non-GAAP Measures” and “EBITDA From Continuing Operations Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $375.2 million and $275.0 million at September 30, 2023 and December 31, 2022, respectively.

Full Year 2023 Guidance
•Revenue of $1.99 billion to $2.05 billion
•Net Income of $128 million to $132 million
•Diluted EPS of $4.10 to $4.23
•EBITDA(1) of $252 million to $260 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, November 7, 2023 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense and taxes. See the “Non-GAAP Measures” and “EBITDA Guidance Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP IR and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Continuing Operations:
Revenues	$560,347	$493,040	$1,486,251	$1,320,829
Cost of revenues	(468,480)	(413,596)	(1,240,368)	(1,115,228)
Gross profit	91,867	79,444	245,883	205,601
General and administrative expense	(25,237)	(22,235)	(72,592)	(63,376)
Intangible asset amortization	(3,736)	(3,509)	(11,209)	(10,591)
Acquisition related costs	(103)	(77)	(352)	(562)
Other operating expense, net	(5,654)	(4,148)	(11,703)	(8,245)
Operating income	57,137	49,475	150,027	122,827
Interest income	4,150	165	8,327	201
Interest expense	(7,257)	(5,135)	(22,516)	(14,262)
Income before income taxes	54,030	44,505	135,838	108,766
Income tax expense	(13,891)	(13,173)	(35,429)	(30,966)
Net income, including noncontrolling interests	40,139	31,332	100,409	77,800
Less: Net income attributable to noncontrolling interests	(786)	(634)	(1,927)	(1,316)
Net income from Continuing Operations	$39,353	$30,698	$98,482	$76,484

Discontinued Operations:
Pretax loss	$—	$(1,786)	$—	$(3,287)
Income tax benefit	—	611	—	1,539
Net loss from Discontinued Operations	$—	$(1,175)	$—	$(1,748)

Net income attributable to Sterling common stockholders	$39,353	$29,523	$98,482	$74,736

Net income per share from Continuing Operations:
Basic	$1.28	$1.01	$3.20	$2.54
Diluted	$1.26	$1.01	$3.17	$2.52

Net loss per share from Discontinued Operations:
Basic	$—	$(0.04)	$—	$(0.06)
Diluted	$—	$(0.04)	$—	$(0.06)

Net income per share attributable to Sterling common stockholders:
Basic	$1.28	$0.98	$3.20	$2.48
Diluted	$1.26	$0.97	$3.17	$2.46

Weighted average common shares outstanding:
Basic	30,800	30,278	30,733	30,156
Diluted	31,217	30,540	31,048	30,364

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenues	2023	% of Revenue	2022	% of Revenue	2023	% of Revenue	2022	% of Revenue
E-Infrastructure Solutions	$253,948	45%	$255,530	52%	$719,936	48%	$658,005	50%
Transportation Solutions	192,996	35%	157,224	32%	455,223	31%	416,005	31%
Building Solutions	113,403	20%	80,286	16%	311,092	21%	246,819	19%
Total Revenues	$560,347		$493,040		$1,486,251		$1,320,829

Operating Income
E-Infrastructure Solutions	$35,945	14.2%	$37,533	14.7%	$103,381	14.4%	$91,642	13.9%
Transportation Solutions	14,487	7.5%	9,700	6.2%	29,649	6.5%	21,553	5.2%
Building Solutions	12,848	11.3%	9,324	11.6%	35,029	11.3%	28,433	11.5%
Segment Operating Income	63,280	11.3%	56,557	11.5%	168,059	11.3%	141,628	10.7%
Corporate G&A Expense	(6,040)		(7,005)		(17,680)		(18,239)
Acquisition Related Costs	(103)		(77)		(352)		(562)
Total Operating Income	$57,137	10.2%	$49,475	10.0%	$150,027	10.1%	$122,827	9.3%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$409,398	$181,544
Accounts receivable	326,331	262,646
Contract assets	107,327	109,803
Receivables from and equity in construction joint ventures	14,593	14,122
Other current assets	18,315	29,139
Total current assets	875,964	597,254
Property and equipment, net	231,058	215,482
Operating lease right-of-use assets, net	58,492	59,415
Goodwill	262,692	262,692
Other intangibles, net	287,914	299,123
Other non-current assets, net	7,685	7,654
Total assets	$1,723,805	$1,441,620
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$150,218	$121,887
Contract liabilities	432,213	239,297
Current maturities of long-term debt	35,142	32,610
Current portion of long-term lease obligations	18,403	19,715
Accrued compensation	35,506	24,136
Other current liabilities	14,355	8,966
Total current liabilities	685,837	446,611
Long-term debt	321,589	398,735
Long-term lease obligations	40,204	40,103
Members’ interest subject to mandatory redemption and undistributed earnings	22,612	21,597
Deferred tax liability, net	61,847	51,659
Other long-term liabilities	6,242	5,116
Total liabilities	1,138,331	963,821
Stockholders’ equity:
Common stock	308	306
Additional paid in capital	295,178	287,914
Retained earnings	284,861	186,379
Total Sterling stockholders’ equity	580,347	474,599
Noncontrolling interests	5,127	3,200
Total stockholders’ equity	585,474	477,799
Total liabilities and stockholders’ equity	$1,723,805	$1,441,620

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$100,409	$76,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,529	38,550
Amortization of debt issuance costs and non-cash interest	1,334	1,636
Gain on disposal of property and equipment	(4,102)	(1,926)
Gain on debt extinguishment, net	—	(2,428)
Deferred taxes	10,188	24,975
Stock-based compensation	10,975	7,971
Change in fair value of interest rate swap	—	(320)
Changes in operating assets and liabilities	169,882	(6,342)
Net cash provided by operating activities	331,215	138,168
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(3,033)
Disposition proceeds	14,000	—
Capital expenditures	(49,244)	(47,832)
Proceeds from sale of property and equipment	9,607	3,043
Net cash used in investing activities	(25,637)	(47,822)
Cash flows from financing activities:
Repayments of debt	(76,850)	(17,612)
Withholding taxes paid on net share settlement of equity awards	(4,579)	(7,521)
Other	(16)	—
Net cash used in financing activities	(81,445)	(25,133)
Net change in cash, cash equivalents, and restricted cash	224,133	65,213
Cash, cash equivalents and restricted cash at beginning of period	185,265	88,693
Cash, cash equivalents and restricted cash at end of period	409,398	153,906
Less: restricted cash - Continuing Operations	—	(3,721)
Less: cash, cash equivalents and restricted cash - Discontinued Operations	—	(13,999)
Cash and cash equivalents at end of period - Continuing Operations	$409,398	$136,186

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income from Continuing Operations	$39,353	$30,698	$98,482	$76,484
Depreciation and amortization	14,857	12,728	42,529	37,322
Interest expense, net of interest income	3,107	4,970	14,189	14,061
Income tax expense	13,891	13,173	35,429	30,966
EBITDA from Continuing Operations (1)	71,208	61,569	190,629	158,833
Acquisition related costs	103	77	352	562
Adjusted EBITDA from Continuing Operations (2)	$71,311	$61,646	$190,981	$159,395

(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines Adjusted EBITDA as EBITDA excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2023 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$128	$132
Depreciation and amortization	57	58
Interest expense, net of interest income	18	19
Income tax expense	49	51
EBITDA (1)	$252	$260

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.